Exhibit 99.1

AGILYSYS ANNOUNCES FISCAL 2023 FOURTH QUARTER RECORD REVENUE OF $52.9M AND FULL YEAR RECORD REVENUE OF $198.1M

Annual Revenue Includes Recurring Revenue of $118.3M and Subscription Revenue Growth of 27.5%

Annual Record Adjusted EBITDA of $30.3M, Free Cash Flow of $27.2M and GAAP EPS of $0.49

Fiscal 2024 Annual Revenue Expected To Grow To $230M to $235M With Full Year Adjusted EBITDA of 13%

ALPHARETTA, GA – May 16, 2023 - Agilysys, Inc. (NASDAQ: AGYS), a leading global provider of hospitality software solutions that deliver High Return Hospitality, today reported operating results for its fiscal 2023 fourth quarter and full year ending March 31, 2023.

Summary of Fiscal 2023 Fourth Quarter Financial Results

•
Total net revenue increased 13.6% to a record $52.9 million, compared to total net revenue of $46.6 million in the comparable prior-year period.
•
Recurring revenue (comprised of subscription and maintenance charges) was a record $31.4 million, or 59.3% of total net revenue compared to $26.6 million, or 57.1% of total net revenue for the same period in fiscal 2022. Subscription revenue increased 23.9% year over year and was 50.6% of total recurring revenue compared to 48.1% of total recurring revenue in the fourth quarter of fiscal 2022.
•
Gross margin was 60.8% in the fiscal 2023 fourth quarter compared to 59.5% in the comparable prior-year period.
•
Net income attributable to common shareholders in the fiscal 2023 fourth quarter was $3.6 million, or $0.14 per diluted share compared to $1.5 million, or $0.06 per diluted share in the comparable prior-year period.
•
Adjusted EBITDA (non-GAAP) was $8.1 million compared to $7.5 million in the comparable prior-year period (reconciliation included in financial tables).
•
Adjusted diluted EPS (non-GAAP) was $0.26 per share in the fiscal 2023 fourth quarter compared to $0.24 per share in the comparable prior-year period (reconciliation included in financial tables).
•
Free cash flow (non-GAAP) in the fiscal 2023 fourth quarter was $13.2 million compared to free cash flow of $6.5 million in the fiscal 2022 fourth quarter (reconciliation included in financial tables). Ending cash balance was $112.8 million, compared to ending cash balance of $97.0 million as of fiscal 2022 year-end.

Summary of Full Fiscal Year 2023 Financial Results

•
Total net revenue increased 21.8% to a record $198.1 million, compared to total net revenue of $162.6 million in the comparable prior-year period.
•
Recurring revenue (comprised of subscription and maintenance charges) was a record $118.3 million, or 59.7% of total net revenue compared to $99.0 million, or 60.8% of total net revenue for fiscal year 2022. Subscription revenue increased 27.5% year over year and was 49.2% of total recurring revenue compared to 46.1% of total recurring revenue in fiscal year 2022.
•
Gross margin was 61.0% in fiscal year 2023 compared to 62.4% in the comparable prior-year period.
•
Net income attributable to common shareholders in fiscal year 2023 was $12.7 million, or $0.49 per diluted share compared to $4.6 million, or $0.18 per diluted share in the comparable prior-year period.
•
Adjusted EBITDA (non-GAAP) was a record $30.3 million compared to $27.3 million in the comparable prior-year period (reconciliation included in financial tables).
•
Adjusted diluted EPS (non-GAAP) was $0.97 per share in fiscal year 2023 compared to $0.82 per share in the comparable prior-year period (reconciliation included in financial tables).
•
Free cash flow (non-GAAP) in fiscal year 2023 was $27.2 million compared to free cash flow of $27.3 million in fiscal year 2022 (reconciliation included in financial tables).

Ramesh Srinivasan, President and CEO of Agilysys, commented, “Despite macroeconomic volatility, we are pleased to have exceeded $50M in revenue during a quarter for the first time in our history thanks to the growing strength and competitive advantages of our products and services.

Subscription revenue grew 23.9% year-over-year during the fourth quarter, while one-time revenue, consisting of product and services revenue, was 7.8% higher. Adjusted EBITDA was 15.3% of revenue for the full fiscal year.

Demand for our state-of-the-art cloud native products has remained strong during each of the past three quarters. Full year fiscal 2023 was our best sales year and the January through March fourth quarter was our best sales quarter, both by a fair distance, measured in annual contract value terms. This selling success has driven backlog across all three revenue lines - recurring revenue, product and services - to record levels. We are well positioned to achieve a revenue level of $230 to $235 million during fiscal year 2024. Increased investments across multiple business areas to drive future revenue growth beyond fiscal 2024 are resulting in reduced profitability expectations for this year with Adjusted EBITDA expected to be 13% of revenue for the full fiscal year, with profitability levels increasing throughout.”

Fiscal 2024 Outlook

We are expecting full year fiscal 2024 revenue to be $230 to $235 million, inclusive of 25% year-over-year subscription revenue growth. Adjusted EBITDA is expected to be 13% of revenue for the full fiscal year.

Dave Wood, Chief Financial Officer, commented, “We continue to show strong results across all aspects of our business. The record sales and revenue quarter and full fiscal year are further validation of the investments made during the past few years in our new cloud native solutions and the success of recent, increased investments in sales and marketing. Subscription revenue continues to grow faster than total revenue and now makes up more than 50% of total recurring revenue. Record backlog levels have us well positioned to achieve our fiscal 2024 plan. We will remain dedicated to executing on disciplined profitable growth while increasing investments in various areas to drive the next growth phase of our business.”

2023 Fourth Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, May 16, 2023, at 4:30 p.m. ET. Both the call and the webcast are open to the public. Interested parties can register for the call at https://register.vevent.com/register/BI888ad98921bd4d3eb0c57a910cde707f. After registration, an email confirmation with a personalized PIN will be provided along with further access details. Please plan to register fifteen minutes prior to the presentation to receive confirmation and further instruction in a timely manner.

Interested parties can also access the conference call live on the Events and Presentations page of Agilysys.com. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue, subscription revenue and Adjusted EBITDA guidance for the 2024 fiscal year and statements we make regarding future revenue growth and profitability levels increasing throughout the year.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the impact macroeconomic factors may have on the overall business environment, our ability to achieve our fiscal 2024 guidance, future revenue growth, the company's ability to convert the backlog into revenue, and the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q. Additionally, references to "record" financial and business levels in this document refer only to the time period after Agilysys made the transformation to an entirely hospitality focused software solutions company in FY2014.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share and adjusted diluted earnings per share. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, convertible preferred stock issuance costs, and one-time charges including severance and other charges, impairments and legal settlements, less the related income tax effect of these adjustments, as applicable, and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys is well known for its long heritage of hospitality-focused technology innovation. The Company delivers modular and integrated software solutions and expertise to businesses seeking to maximize Return on Experience (ROE) through hospitality encounters that are both personal and profitable. Over time, customers achieve High Return Hospitality by consistently delighting guests, retaining staff and growing margins. Customers around the world include: branded and independent hotels; multi-amenity resort properties; casinos; property, hotel and resort management companies; cruise lines; corporate dining providers; higher education campus dining providers; food service management companies; hospitals; lifestyle communities; senior living facilities; stadiums; and theme parks. The Agilysys Hospitality Cloud™ combines core operational systems for property management (PMS), point-of-sale (POS) and Inventory and Procurement (I&P) with Experience Enhancers™ that meaningfully improve interactions for guests and for employees across dimensions such as digital access, mobile convenience, self-service control, personal choice, payment options, service coverage and real-time insights to improve decisions. Core solutions and Experience Enhancers are selectively combined in Hospitality Solution Studios™ tailored to specific hospitality settings and business needs. Agilysys operates across the Americas, Europe, the Middle East, Africa, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Senior Director Corporate Strategy & Investor Relations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended March 31,		Year Ended March 31,

(In thousands, except per share data)	2023	2022	2023	2022
Net revenue:
Products	$11,347	$11,712	$43,638	$35,956
Subscription and maintenance	31,368	26,588	118,285	98,958
Professional services	10,182	8,259	36,142	27,722
Total net revenue	52,897	46,559	198,065	162,636
Cost of goods sold:
Products	6,312	6,830	22,994	19,251
Subscription and maintenance	7,039	5,957	26,262	21,141
Professional services	7,363	6,078	27,990	20,712
Total cost of goods sold	20,714	18,865	77,246	61,104
Gross profit	32,183	27,694	120,819	101,532
Gross profit margin	60.8%	59.5%	61.0%	62.4%
Operating expenses:
Product development	13,710	12,258	50,260	46,332
Sales and marketing	6,097	4,312	22,716	14,730
General and administrative	7,819	7,404	30,669	27,734
Depreciation of fixed assets	398	602	1,769	2,210
Amortization of internal-use software and intangibles	417	577	1,743	1,654
Other charges	61	398	435	1,584
Legal settlements	248	598	352	969
Total operating expense	28,750	26,149	107,944	95,213
Operating income	3,433	1,545	12,875	6,319
Other income (expense):
Interest income	1,006	14	2,192	59
Interest expense	—	(6)	—	(12)
Other (expense) income, net	(102)	197	697	145
Income before taxes	4,337	1,750	15,764	6,511
Income tax expense (benefit)	262	(232)	1,182	33
Net income	$4,075	$1,982	$14,582	$6,478
Series A convertible preferred stock dividends	(459)	(459)	(1,836)	(1,836)
Net income attributable to common shareholders	$3,616	$1,523	$12,746	$4,642

Weighted average shares outstanding - basic	24,825	24,484	24,694	24,357

Net income per share - basic:	$0.15	$0.06	$0.52	$0.19

Weighted average shares outstanding - diluted	26,262	25,317	25,929	25,483

Net income per share - diluted:	$0.14	$0.06	$0.49	$0.18

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of March 31,
(In thousands, except share data)	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$112,842	$96,971
Accounts receivable, net of allowance for expected credit losses of $610 and $318, respectively	22,378	25,175
Contract assets	2,242	1,669
Inventories	9,774	6,940
Prepaid expenses and other current assets	7,422	5,418
Total current assets	154,658	136,173
Property and equipment, net	14,576	6,345
Operating lease right-of-use assets	12,708	9,889
Goodwill	32,638	32,759
Intangible assets, net	18,140	20,178
Deferred income taxes, non-current	2,790	2,664
Other non-current assets	7,526	6,154
Total assets	$243,036	$214,162
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,418	$9,766
Contract liabilities	52,124	46,095
Accrued liabilities	13,708	10,552
Operating lease liabilities, current	3,263	5,049
Finance lease obligations, current	2	4
Total current liabilities	78,515	71,466
Deferred income taxes, non-current	2,257	938
Operating lease liabilities, non-current	13,477	5,649
Finance lease obligations, non-current	—	2
Other non-current liabilities	4,018	3,304
Commitments and contingencies
Series A convertible preferred stock, no par value	35,459	35,459
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 25,326,626 and 24,728,532 shares outstanding at March 31, 2023 and March 31, 2022, respectively	9,482	9,482
Treasury shares, 6,280,205 and 6,878,299 at March 31, 2023 and March 31, 2022, respectively	(1,884)	(2,063)
Capital in excess of stated value	52,978	49,963
Retained earnings	52,764	40,018
Accumulated other comprehensive (loss)	(4,030)	(56)
Total shareholders' equity	109,310	97,344
Total liabilities and shareholders' equity	$243,036	$214,162

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Year Ended
	March 31,
(In thousands)	2023	2022

Operating activities
Net income	$14,582	$6,478
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on disposal of property & equipment	66	195
Depreciation of fixed assets	1,769	2,210
Amortization of internal-use software and intangibles	1,743	1,654
Deferred income taxes	(181)	(925)
Share-based compensation	12,958	14,549
Changes in operating assets and liabilities:
Accounts receivable	2,537	2,551
Contract assets	(590)	684
Inventories	(2,897)	(5,764)
Prepaid expense and other current assets	(2,084)	(484)
Accounts payable	(1,582)	3,417
Contract liabilities	6,383	4,902
Accrued liabilities	2,711	146
Income taxes payable	290	50
Other changes, net	(1,242)	(1,188)
Net cash provided by operating activities	34,463	28,475
Investing activities
Capital expenditures	(7,238)	(1,197)
Cash (paid for) business combinations, net of cash acquired	395	(24,455)
Additional investments in corporate-owned life insurance policies	(27)	(27)
Net cash used in investing activities	(6,870)	(25,679)
Financing activities
Payment of preferred stock dividends	(1,836)	(1,836)
Repurchase of common shares to satisfy employee tax withholding	(9,254)	(3,046)
Principal payments under long-term obligations	(4)	(19)
Net cash used in financing activities	(11,094)	(4,901)
Effect of exchange rate changes on cash	(628)	(104)
Net increase (decrease) in cash and cash equivalents	15,871	(2,209)
Cash and cash equivalents at beginning of period	96,971	99,180
Cash and cash equivalents at end of period	$112,842	$96,971

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three months ended		Twelve months ended
(In thousands)	March 31,		March 31,
	2023	2022	2023	2022
Net income	$4,075	$1,982	$14,582	$6,478
Income tax expense (benefit)	262	(232)	1,182	33
Income before taxes	4,337	1,750	15,764	6,511
Depreciation of fixed assets	398	602	1,769	2,210
Amortization of internal-use software and intangibles	417	577	1,743	1,654
Amortization of developed technology acquired	39	42	159	42
Interest income, net	(1,006)	(8)	(2,192)	(47)
EBITDA (a)	4,185	2,963	17,243	10,370
Share-based compensation	3,548	3,747	12,958	14,549
Other charges	61	398	435	1,584
Other non-operating expense (income)	102	(197)	(697)	(145)
Legal settlements	248	598	352	969
Adjusted EBITDA (b)	$8,144	$7,509	$30,291	$27,327

(a) EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology)

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements, ii) other charges, iii) share-based compensation, and iv) other non-operating (income) expense

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three months ended		Twelve months ended
(In thousands, except per share data)	March 31,		March 31,
	2023	2022	2023	2022
Net income attributable to common shareholders	$3,616	$1,523	$12,746	$4,642
Amortization of developed technology acquired	39	42	159	42
Amortization of internal-use software and intangibles	417	577	1,743	1,654
Share-based compensation	3,548	3,747	12,958	14,549
Other charges	61	398	435	1,584
Legal settlements	248	598	352	969
Income tax adjustments	(994)	(727)	(3,274)	(2,594)
Adjusted net income (a)	$6,935	$6,158	$25,119	$20,846

Basic weighted average shares outstanding	24,825	24,484	24,694	24,357
Diluted weighted average shares outstanding	26,262	25,317	25,929	25,483

Adjusted basic earnings per share (b)	$0.28	$0.25	$1.02	$0.86
Adjusted diluted earnings per share (b)	$0.26	$0.24	$0.97	$0.82

(a) Adjusted net income, a non-GAAP financial measure, is defined as net income attributable to common shareholders before amortization expense (including amortization of developed technology), share-based compensation, and one-time charges including other charges and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company’s current combined federal and state income statutory tax rate. No income tax effect applies to one-time charges when a valuation allowance offsets their related deferred tax assets

(b) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three months ended		Twelve months ended
(In thousands)	March 31,		March 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$16,783	$6,660	$34,463	$28,475
Capital expenditures	(3,622)	(119)	(7,238)	(1,197)
Free cash flow (a)	$13,161	$6,541	$27,225	$27,278

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures